SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2003

Centex Construction Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

     The following exhibit is being furnished solely with respect to our disclosure in Item 12.

Exhibit No.	Description

99.1	Revised Financial Information

Item 12. Results of Operations and Financial Condition.

     On October 20, 2003, we furnished a Current Report on Form 8-K (the “Current Report”) to the Securities and Exchange Commission (“SEC”) announcing our financial results for the quarter ended September 30, 2003. We are furnishing this amendment to the Current Report to conform certain statement of earnings and balance sheet data presented in the Current Report to the restated data presented in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which we are filing today with the SEC. For many years, we proportionately consolidated our pro rata interest in the revenues, expenses, assets and liabilities of our two 50%-owned cement joint ventures that operate in Illinois and Texas (the “Joint Ventures”). The Company is restating its financial statements to reflect a change in the method of accounting for its 50% interest in the Joint Ventures from the proportionate consolidation accounting method to the equity method of accounting. This revision has no impact on our earnings before income taxes, net earnings, earnings per share or retained earnings. Under the equity method of accounting, our statements of earnings will now include a single line item entitled “Equity in Earnings of Unconsolidated Joint Ventures” which will reflect the Company’s 50% interest in the results of operations of the Joint Ventures. Similarly, our balance sheets will now include a single line item entitled “Investment in Joint Ventures” which will reflect the Company’s 50% interest in the net assets of the Joint Ventures. These changes are being made in response to a comment received from the SEC in connection with its review of our preliminary proxy statement filed in connection with the proposed spin-off of our shares held by Centex Corporation and certain related transactions, together with our periodic reports incorporated by reference in the proxy statement.

     We also expect to file with the SEC as soon as practicable amendments to our Annual Report on Form 10-K for the year ended March 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 in order to reflect the use of the equity method of accounting for the Joint Ventures and to restate our financial statements as of the dates and for the periods covered by such reports. These amendments will have no impact on our earnings before income taxes, net earnings, earnings per share or retained earnings. For convenience of reference, these amendments will amend and restate these reports in their entirety.

     This amended Current Report continues to speak as of the date of the original Current Report and we have not updated the disclosure in this amended Current Report to speak as of a later date.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2003	CENTEX CONSTRUCTION PRODUCTS, INC.

By: /s/ ARTHUR R. ZUNKER, JR.

Name: Arthur R. Zunker, Jr. Title: Senior Vice President- Finance

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Financial Information

4